Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of our report dated March 20, 2026, relating to the financial statements of Rubico Inc. appearing in Form F-1 Registration Statements (File Nos. 333-288796, 333-291884, 333-293441 and 333-294944) on Form F-1 of Rubico Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

July 06, 2026